Exhibit 99.1

AudioEye Announces Pricing of Upsized $7.3 Million Public Offering of Common Stock

TUCSON, Ariz. – August 27, 2020 – AudioEye, Inc. (NASDAQ: AEYE) (“AudioEye” or the “Company”), an industry-leading software solution provider delivering website accessibility compliance to businesses of all sizes, today announced the pricing of an underwritten public offering of 411,513 shares of its common stock, at a purchase price to the public of $17.75 per share. In addition, in connection with the offering, AudioEye has granted the underwriter a 30-day option to purchase up to an additional 61,726 shares of common stock solely at the public offering price. The gross proceeds to AudioEye from this offering are expected to be approximately $7.3 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by AudioEye, but excluding any exercise of the underwriter’s option to purchase additional shares of common stock. The offering is expected to close on or about August 31, 2020, subject to customary closing conditions.

All of the securities in the offering are being sold by AudioEye. AudioEye expects to use the net proceeds of this offering for working capital and general corporate purposes.

B. Riley FBR is acting as the sole bookrunner for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2020 and declared effective by the SEC on April 15, 2020. A registration statement on Form S-3 also relating to the public offering of the shares of common stock described above was filed with the SEC on August 27, 2020 pursuant to Rule 462(b) and is effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC on August 26, 2020. A final prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and made available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may also be obtained, when available, by contacting B. Riley FBR, 11100 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025, by e-mail at prospectuses@brileyfbr.com.

Before investing, interested parties should read the preliminary prospectus supplement and the accompanying base prospectus in the registration statement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering. This press release does not constitute an offer to sell or the solicitation of an offer to buy the common stock, nor will there be any sale of the common stock in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About AudioEye, Inc.

AudioEye is a technology company serving businesses committed to providing equal access to their digital content. Through patented technology, subject matter expertise and proprietary processes, AudioEye is transforming how the world experiences digital content. Leading with technology, AudioEye identifies and resolves issues of accessibility and enhances the user experience, making digital content more accessible and more usable for more people.

AudioEye's common stock trades on the Nasdaq Capital Market under the symbol “AEYE.” The Company maintains offices in Tucson, Scottsdale, Atlanta, New York and Portland.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the Company’s expectations and projections about its future results, performance, prospects and opportunities. These statements can be identified by the fact that they do not relate strictly to historical or current facts. The Company has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would” and similar expressions, but this is not an exclusive way of identifying such statements. Readers are cautioned that forward-looking statements are not guarantees of future performance. The Company’s actual results, performance and achievements may differ materially from those expressed in, or implied by, the forward-looking statements contained herein as a result of various risks, uncertainties and other factors. Important factors that could cause the Company’s actual results to differ materially from its expectations include, the variability of the Company’s revenues and financial performance; risks associated with product development and technological changes; the impact of COVID-19; the acceptance of the Company’s products in the marketplace by existing and potential future customers; competition; general economic conditions; and other factors described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in other filings the Company makes with the SEC from time to time. Forward-looking statements speak only as of the date hereof. Except as expressly required under federal securities laws and the rules and regulations of the SEC, the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by the Company, or on the Company’s behalf. All forward-looking statements attributable to the Company are expressly qualified by these cautionary statements.

Investor Contact:

Matt Glover or Tom Colton

AEYE@gatewayir.com